DENTONS DRAFT
4/1/14

GUARANTY
GUARANTY (this “Guaranty”), dated as of April 2, 2014, is made by TAL INTERNATIONAL GROUP, INC., a Delaware corporation (together with its successors and permitted assigns, the “Guarantor”), in favor of the Beneficiaries (as defined below).
RECITALS:
WHEREAS, pursuant to the Term Loan Agreement, dated as of April 2, 2014 (as amended, restated, modified or supplemented from time to time in accordance with its terms, the “Term Loan Agreement”), TAL International Container Corporation, a Delaware corporation (together with its successors and permitted assigns, the “Borrower”), has requested from the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), and SunTrust Bank, in its capacity as administrative agent and collateral agent (the “Administrative Agent” or the “Collateral Agent”, each of the Lenders, the Administrative Agent and the Collateral Agent, a “Beneficiary” and collectively, the “Beneficiaries”) a term loan facility in the initial principal amount of Three Hundred Fifty Million Dollars ($350,000,000), as such amount may be increased in accordance with the terms of the Term Loan Agreement;
WHEREAS, in order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Term Loan Agreement and the other Loan Documents referred to therein, the Guarantor will execute and deliver this Guaranty pursuant to which such Guarantor will guaranty, among other things, payment of all of the Obligations, as hereinafter defined; and
WHEREAS, the Borrower is a direct Subsidiary of the Guarantor and, as such, the Guarantor will receive substantial direct or indirect benefit from the transaction described in the Term Loan Agreement and therefore it is in the best interest of the Guarantor to enter into this Guaranty.
AGREEMENT:
Accordingly, the Guarantor agrees for the benefit of the Beneficiaries and each of their successors, permitted assigns and transferees, as follows:
1.    Certain Terms.
(a)    Capitalized terms used herein without definition have the respective meanings set forth in the Term Loan Agreement.
(b)    “Obligations” means and include all of the following:
(i) any and all present and future payment obligations and liabilities of the Borrower and the Guarantor of every type and description to the Administrative Agent, the Collateral Agent or any Lender, or any of their successors or permitted assigns pursuant to or arising under this Term Loan Agreement and the other Loan Documents, whether for principal, interest, fees, expenses or other amounts (including reasonable and documented attorneys’ fees and expenses) actually incurred, in each case whether due or not due, direct or indirect, joint or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, re-created or re-incurred, whether or not arising after the commencement of a proceeding under the Federal Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding; and
(ii)    any and all reasonable sums incurred, paid or advanced by the Collateral Agent in order to protect or preserve the Collateral or to preserve or perfect the security interest of the Collateral Agent in the Collateral; and
(iii)    in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (a) and (b) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees actually incurred and court costs.
2.    Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guaranties to each of the Beneficiaries the full and punctual payment when due of all Obligations, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, and such guaranty is not conditional or contingent upon pursuit by any Beneficiary of any prior action or proceeding for collection, or for any other remedies the Beneficiaries may have, against the Borrower or any other Person. All such Obligations shall be payable on demand.
3.    Expenses. The Guarantor agrees to pay to the Beneficiaries any and all reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and expenses) actually incurred, that the Beneficiaries may incur in connection with (a) the collection of all sums guarantied hereunder and (b) the exercise or enforcement of any of the rights, powers or remedies of the Beneficiaries under this Guaranty or applicable law.
4.    Consent. The Guarantor hereby consents and agrees that the time or place of payment of all, or any portion of, the Obligations may be exchanged or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; that any of the provisions of, and the maximum loan amount under, the Term Loan Agreement and other Loan Documents may be renewed, extended, modified, increased, accelerated, compromised, refinanced or waived; that the Borrower or any other obligor with respect to the Obligations may be granted indulgences or released from liability; that the insolvency, bankruptcy or dissolution of the Borrower, any other obligor or of the Guarantor shall not affect the obligations hereunder of the Guarantor; that neither the invalidity or unenforceability of any of the Obligations shall affect the obligations hereunder of the Guarantor; that no claim need be asserted against any trustee in bankruptcy or receiver or other representative in the event the Borrower, any other obligor or the Guarantor is adjudicated bankrupt or becomes insolvent; and that any property to the credit of the Borrower, any other obligor or the Guarantor or any other party liable for payment of any of the Obligations may be released from time to time, in whole or in part, at, before or after the stated, extended or accelerated maturity of such Obligations, all of which (i) may be effected without notice to or further assent by the Guarantor and (ii) shall not affect the obligations of the Guarantor under this Guaranty.
5.    Waiver. The Guarantor hereby expressly waives, to the extent permitted by applicable law:
(a)    Notice of acceptance of this Guaranty;
(b)    Presentment and demand for payment of the Obligations;
(c)    Protest and notice of dishonor or default to the Guarantor or to any other party with respect to the Obligations or any security for the Obligations;
(d)    Demand for payment under this Guaranty;
(e)    Notice of disposition of the Collateral or any other security for any Obligation;
(f)    Any defense by reason of impairment of: (i) the Collateral or any other security now or hereafter held for the Obligations; or (ii) recourse against any party liable for the payment of all, or any portion of, the Obligations; and
(g)    Any other defense or counterclaim whatsoever, other than indefeasible payment and performance of the Obligations.
6.    Guaranty of Payment. This Guaranty is a guaranty of payment and not of collection. The Guarantor (a) waives any claim to marshaling of assets and (b) waives any right to require that an action be brought against the Borrower or any other Person prior to action against the Guarantor hereunder. The Guarantor shall be released from all liability hereunder only upon payment in full of all the Obligations.
7.    Binding Effect. The provisions of this Guaranty shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of each Beneficiary and its successors and permitted assigns. The Guarantor may not assign its rights, benefits, duties and obligations under this Guaranty without the prior written consent of the Administrative Agent.
8.    Right of Set Off. To the extent that the Guarantor has made payment to any Beneficiary of all or any portion of principal and interest required to be paid under the Term Loan Agreement, the full amount of such payment shall be deducted from amounts allocable and payable to such Beneficiary pursuant to the Term Loan Agreement.
9.    Limitation of Guaranty. Any term or provision of this Guaranty or the Term Loan Agreement to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which the Guarantor shall be liable shall not exceed the maximum amount for which the Guarantor can be liable without rendering this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.
10.    Representations and Warranties. The Guarantor makes the following representations, warranties and agreements with the Beneficiaries as of the Closing Date and each Drawdown Date:
(a)    Corporation Status. The Guarantor is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.
(b)    Power and Authority. The Guarantor has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty. The Guarantor has duly executed and delivered the Guaranty, and this Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
(c)    No Violation. Neither the execution, delivery or performance by the Guarantor of this Guaranty, nor compliance by the Guarantor with the terms and provisions of this Guaranty, nor the consummation of the transactions contemplated herein (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement, contract or instrument to which the Guarantor is a party or by which it or any of its material property or assets are bound or to which it may be subject which would reasonably be expected to have a material adverse effect on the Guarantor and its Subsidiaries taken as a whole, or (iii) will violate any material provision of the certificate of incorporation, bylaws or any other organizational document of the Guarantor.
(d)    Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Guarantor, threatened (i) with respect to this Guaranty or (ii) with respect to any other matter which could reasonably be expected to have a material adverse effect on the Guarantor and its Consolidated Subsidiaries taken as a whole.
(e)    Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any domestic or foreign governmental or public body or authority, or any subdivision thereof, is required to authorize, in respect of the Guarantor, or is required to be obtained by the Guarantor in connection with (i) the execution, delivery and performance by the Guarantor of this Guaranty or (ii) the legality, validity, binding effect or enforceability of this Guaranty with respect to the Guarantor.
(f)    End of Fiscal Year; Fiscal Quarters. The Guarantor will cause (i) the fiscal year of the Guarantor and its Consolidated Subsidiaries to end on December 31 of each calendar year, and (ii) the fiscal quarters of the Guarantor and its Consolidated Subsidiaries to end on March 31, June 30, September 30 and December 31 of each year.
(g)    Qualified ECP Guarantor. The Guarantor is a Qualified ECP Guarantor.
11.    Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations or such part thereof, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that, and to the extent that, any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall, to the fullest extent permitted by law, be reinstated, and shall be deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
12.    Subrogation. After (and not before) all amounts payable under or in respect of the Term Loan Agreement and the other Loan Documents and all other Obligations have been indefeasibly paid in full and in cash and fully performed, the Guarantor shall be subrogated to the rights of the Beneficiaries to receive payments in respect of the Term Loan Agreement and the other Loan Documents and all other Obligations, but only to the extent of amounts paid by the Guarantor under this Guaranty.
13.    Amendment. This Guaranty may not be modified or amended except by a writing duly executed by the Guarantor and the Administrative Agent (acting at the direction of the Required Lenders).
14.    Governing Law. THIS GUARANTY IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE GUARANTOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE GUARANTOR BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 18. THE GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.
15.    Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be invalid under such laws, such provision shall be ineffective only to the extent of such prohibition or invalidity, without affecting the remainder of such provision or the remaining provisions of this Guaranty, which shall be binding and enforceable to the fullest extent allowable by law.
16.    Waiver. Waiver by the Administrative Agent (acting upon the instructions of the Required Lenders) of a breach of this Guaranty shall not operate as a waiver of any subsequent breach thereof.
17.    Signatures; Counterparts. Facsimile or electronic transmissions of any executed original document or retransmission of any executed facsimile or electronic transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm facsimile or electronic transmissions, as applicable, by executing duplicate original documents and delivering the same to the requesting party or parties. This Guaranty may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
18.    Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service or electronic mail and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier or electronic mail, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier or electronic mail, except that notices and communications to the Administrative Agent or the Guarantor shall not be effective until received by the Administrative Agent or the Guarantor, as the case may be. All notices and other communications shall be in writing and addressed as set forth in the Term Loan Agreement. Notices to the Guarantor shall be made to: TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577-2135, Attention: Marc A. Pearlin, Facsimile: (914) 697-2526, or at such other addresses for notice as the Guarantor shall last have furnished in writing to the Person giving the notice.
19.    Waiver of Jury Trial. THE GUARANTOR HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT RELATING TO THE ENFORCEMENT OF THIS GUARANTY AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, the Guarantor hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Guarantor (a) certifies that no representative, agent or attorney of any Beneficiary has represented, expressly or otherwise, that the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that each of the Administrative Agent and the Lenders have been induced to enter into the Loan Documents by, among other things, the waivers and certifications contained in this Section 19. The Guarantor hereby agrees the Administrative Agent may file a copy of this Section 19 with any court as written evidence of the knowing, voluntary, and bargained for agreement of each party hereto to waive its right to trial by jury.
20.    Guaranty Enforceable by Administrative Agent. Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Beneficiaries agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent, in each case acting upon the instructions of the Required Lenders.
21.    Termination. After the date upon which all of the Obligations have been indefeasibly paid in full and in cash and performed in full, this Guaranty shall terminate and the Administrative Agent, at the request and expense of the Guarantor, will promptly execute and deliver to the Guarantor a proper instrument or instruments acknowledging the satisfaction and termination of this Guaranty.
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IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first set forth above.
TAL INTERNATIONAL GROUP, INC.

By: ______________________________________
Name:
Title: